ING USA Annuity and Life Insurance Company ING USA is a stock company domiciled in Iowa (Hereinafter called We, Us and Our) Minimum Guaranteed Income Benefit Rider Rider Data Table

Contract Number	Rider Effective Date
[C000000-AY]	[September 15, 2008]

Accepted Funds	Fixed Allocation Funds
[BlackRock Global Allocation V.I. Fund	[ING American Funds Bond Portfolio
ING American Funds Asset Allocation Portfolio	ING Lehman Brothers U.S. Aggregate Bond Index Portfolio
ING American Funds World Allocation Portfolio	ING PIMCO Core Bond Portfolio
ING Franklin Templeton Founding Strategy Portfolio	ING VP Intermediate Bond Portfolio]
ING Global Equity Option Portfolio
ING Lifestyle Conservative Portfolio
ING Lifestyle Growth Portfolio
ING Lifestyle Moderate Growth Portfolio
ING Lifestyle Moderate Portfolio
ING Liquid Assets Portfolio
ING MFS Total Return Portfolio
ING Oppenheimer Active Asset Allocation Portfolio
ING Russell Global Large Cap Index 85% Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T.Rowe Price Personal Strategy Growth Portfolio
ING Van Kampen Equity and Income Portfolio
ING Van Kampen Global Tactical Asset Allocation Portfolio
ING WisdomTree(SM) Global High - Yielding Equity Index Portfolio
Fixed Accounts or Fixed Interest Divisions]

Excluded Funds	Special Funds
[None]	[ING Liquid Assets Portfolio
Fixed Accounts or Fixed Interest Divisions]

Minimum Fixed Allocation Fund Percentage	Exercise Date
[0]% of Accumulation Value allocated to Non-Accepted Funds	First Date [September 15, 2018]
Subsequent Dates – Each [Annual] Contract Anniversary after the First
Exercise Date and prior to the Annuity Commencement Date

Determination Dates	MGIB Rollup Rate
Each [Quarterly] Contract Anniversary following the Rider Effective	[7]%
Date

Maximum MGIB Rollup Base Factor	Partial Annuity Benefit Percentage
[2.5]	[50]% or less of the MGIB Benefit Base]

MGIB Charge Rate	Eligible Premium Time Period
[0.1875]%, deducted quarterly (annual rate [0.75]%)	More than [5] Contract Years before the earliest Exercise Date

Automatic MGIB Rebalancing Date	Maximum MGIB Rollup Age
Each [Annual] Contract Anniversary following the Rider Effective	[80] Years
Date

Maximum MGIB Ratchet Age	MGIB Annuity Plan Factors
[90]	[1.5]% interest per annum and [Adjusted Annuity 2000 Mortality Table]

		Life with Period Certain		Period Certain
		Male/Female	Male/Female
	Age			Years	Factor
		10 Year Certain	20 Year Certain
	50	$[3.01/2.78	$[2.95/2.75	20	$[4.81
	55	3.37/3.09	3.25/3.03	21	4.62
	60	3.83/3.49	3.60/3.37	22	4.44
	65	4.43/4.02	3.98/3.76	23	4.28
	70	5.19/4.72	4.33/4.17	24	4.13
	75	6.08/5.63	4.59/4.51	25	3.99
	80	7.04/6.70	4.75/4.72	26	3.86
	85	7.90/7.72	4.80/4.80	27	3.75
	90	8.51/8.44]	4.81/4.81]	28	3.64
				29	3.54
				30	3.44]

IU-RA-4009

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Minimum Guaranteed Income Benefit Rider

The Contract to which this Minimum Guaranteed Income Benefit Rider (this “Rider”) is attached is modified by the provisions of this Rider. The Rider's provisions shall control when there is a conflict between this Rider and the Contract. Any capitalized terms not defined in this Rider shall have the meaning given to them in the
Contract.

Benefits provided and charges made under the terms and conditions of this Rider are described below. This
Rider will remain in effect until terminated under the conditions described below

Subject to the terms and conditions stated herein, this Rider provides minimum guaranteed Annuity Payments which may be greater than the Annuity Payments otherwise provided under the Contract.

1. IMPORTANT TERMS

The Contract means the Contract to which this Rider is attached.

A Determination Date is any date on which the applicable MGIB Ratchet Base is determined. Determination
Dates are shown in the Rider Data Table.

Eligible Premiums are Premiums paid on or after the Rider Effective Date but within the Eligible Premium
Time Period as shown in the Rider Data Table.

An Exercise Date is any date on which an MGIB Annuity Plan can be elected. Exercise Dates are shown in the Rider Data Table.

The Rider Effective Date is the date this Rider becomes effective. The Rider Effective Date is the same as the Contract Date unless a different Rider Effective Date is shown in the Rider Data Table.

2. INVESTMENT OPTION CLASSIFICATIONS

The following investment option classifications are used to determine the MGIB as described below in the
“Minimum Guaranteed Income Benefit Calculation” section:

Covered Funds, applicable to this Rider, are any investment options not designated as Special Funds or
Excluded Funds. While the Rider is in effect, any investments in Fixed Allocation Funds are to be considered as Covered Funds for purposes of determining the applicable MGIB Rollup Base, as well as any applicable
Death Benefit under the Contract.

Special Funds, applicable to this Rider and existing on the Rider Effective Date, are shown in the Rider Data
Table. We may classify newly available investment options as Special Funds. We may reclassify an existing investment option as a Special Fund or remove such designation upon prior notice to you. Such reclassification will apply to amounts transferred or otherwise added to such investment option(s) after the date of change.

Excluded Funds, applicable to this Rider and existing on the Rider Effective Date, are shown in the Rider
Data Table. We may classify newly available investment options as Excluded Funds. We may reclassify an existing investment option as an Excluded Fund or remove such designation upon prior notice to you. Such reclassification will apply to amounts transferred or otherwise added to such investment option(s) after the date of change.

The following investment option classifications are used for the purpose of “MGIB Rebalancing” (as described below):

Accepted Funds, applicable to this Rider and existing on the Rider Effective Date, are shown in the Rider
Data Table. We may classify newly available investment options as Accepted Funds. We may reclassify an existing investment option as an Accepted Fund or remove such designation upon prior notice to you. Such reclassification will apply to amounts transferred or otherwise added to such investment option(s) after the date of change.

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Non-Accepted Funds, applicable to this Rider and existing on the Rider Effective Date, are all investment options designated as Fixed Allocation Funds or Other Funds.

Fixed Allocation Funds, applicable to this Rider and existing on the Rider Effective Date, are shown in the
Rider Data Table. We may classify newly available investment options as Fixed Allocation Funds. We may reclassify an existing investment option as a Fixed Allocation Fund or remove such designation upon prior notice to you. Such reclassification will apply to amounts transferred or otherwise added to such investment option(s) after the date of change.

Other Funds, applicable to this Rider and existing on the Rider Effective Date, are any investment options not designated as Accepted Funds or Fixed Allocation Funds. We may classify newly available investment options as Other Funds. We may reclassify an existing investment option as an Other Fund or remove such designation upon prior notice to you. Such reclassification will apply to amounts transferred or otherwise added to such investment option(s) after the date of change.

3. MINIMUM GUARANTEED INCOME BENEFIT CALCULATION

The MGIB is calculated as (1) multiplied by (2) where:

(1)	Is the MGIB Base (as defined below) on the Exercise Date, less any Surrender charges and Premium Tax, and after any Market Value Adjustment, if applicable; and

(2)	Is the applicable MGIB Annuity Plan Factor (as shown in the Rider Data Table) divided by $1,000 on the Exercise Date.

MGIB Base Definition The MGIB Base for determining the MGIB on the Exercise Date is calculated as the greater of (1) or (2), where:

(1)	Is the lesser of the Maximum MGIB Rollup Base (as defined below) and the sum of (a), (b) and (c) where:

	(a)	Is the MGIB Rollup Base for Covered Funds (as defined below);

	(b)	Is the MGIB Rollup Base for Special Funds (as defined below); and

	(c)	Is the Accumulation Value allocated to Excluded Funds; or

(2)	Is the sum of (a) and (b) where:

	(a)	Is the MGIB Ratchet Base for Covered Funds and Special Funds (as defined below); and

	(b)	Is the Accumulation Value allocated to Excluded Funds.

Calculation of the MGIB Rollup Bases
Maximum MGIB Rollup Base
The Maximum MGIB Rollup Base is the Maximum MGIB Rollup Base Factor (as shown in the Rider Data
Table) multiplied by the sum of (1), (2), (3) and (4) adjusted for any Withdrawals, where:

(1)	Is the MGIB Rollup Base for Covered Funds on the Rider Effective Date;

(2)	Is the MGIB Rollup Base for Special Funds on the Rider Effective Date;

(3)	Is the Accumulation Value allocated to Excluded Funds on the Rider Effective Date; and

(4)	Is any Eligible Premiums paid and any Premium Credits thereon, if applicable, after the Rider Effective Date.

Any addition to the Accumulation Value due to spousal continuation will have no effect on any of the MGIB
Rollup Bases (as defined below) or the Maximum MGIB Rollup Base. Withdrawals will reduce the Maximum
MGIB Rollup Base on a pro-rata basis.

MGIB Rollup Base for Covered Funds
If this Rider is effective as of the Contract Date, the initial MGIB Rollup Base for Covered Funds is the Initial
Premium plus any Premium Credits, if applicable, allocated to Covered Funds. If this Rider is added to the
Contract after the Contract Date, the initial MGIB Rollup Base for Covered Funds is equal to the Accumulation
Value allocated to Covered Funds on the Rider Effective Date. Thereafter, the MGIB Rollup Base for Covered
Funds is increased by Eligible Premiums allocated to Covered Funds, plus any Premium Credits thereon, if applicable, adjusted for any Withdrawals and transfers, accumulated at the “MGIB Rollup Rate” (as described below).

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MGIB Rollup Base for Special Funds
If this Rider is effective as of the Contract Date, the initial MGIB Rollup Base for Special Funds is the Initial
Premium plus any Premium Credits, if applicable, allocated to Special Funds. If this Rider is added to the
Contract after the Contract Date, the initial MGIB Rollup Base for Special Funds is equal to the Accumulation
Value allocated to Special Funds on the Rider Effective Date. Thereafter, the MGIB Rollup Base for Special
Funds is increased by Eligible Premiums allocated to Special Funds, plus any Premium Credits thereon, if applicable, adjusted for any Withdrawals and transfers. The MGIB Rollup Rate does not apply to the calculation of the MGIB Rollup Base for Special Funds.

MGIB Rollup Base for Excluded Funds
If this Rider is effective as of the Contract Date, the initial MGIB Rollup Base for Excluded Funds is the Initial
Premium plus any Premium Credits, if applicable, allocated to Excluded Funds. If this Rider is added to the
Contract after the Contract Date, the initial MGIB Rollup Base for Excluded Funds is equal to the Accumulation
Value allocated to Excluded Funds on the Rider Effective Date. Thereafter, the MGIB Rollup Base for
Excluded Funds is increased by Eligible Premiums allocated to Excluded Funds, plus any Premium Credits thereon, if applicable, adjusted for any Withdrawals and transfers, accumulated at the “MGIB Rollup Rate” (as described below).

Effect of Transfers on the Applicable MGIB Rollup Base
Net transfers from Special Funds, Covered Funds or Excluded Funds will reduce the applicable MGIB Rollup
Base on a pro-rata basis. This transfer adjustment is equal to (1) divided by (2) multiplied by (3), where:

(1)	Is the Accumulation Value transferred;

(2)	Is the Accumulation Value immediately prior to the transfer; and

(3)	Is the applicable MGIB Rollup Base immediately prior to the transfer.

Separate adjustments will apply to Covered Funds, Special Funds and Excluded Funds.

Net transfers from Special Funds to Covered Funds or Excluded Funds will result in a corresponding increase in the MGIB Rollup Base for Covered Funds or the MGIB Rollup Base for Excluded Funds, as applicable.
Such increase will equal the reduction in the MGIB Rollup Base for Special Funds.

Net transfers from Covered Funds to Special Funds or Excluded Funds will result in a corresponding increase in the MGIB Rollup Base for Special Funds or the MGIB Rollup Base for Excluded Funds, as applicable. Such increase will equal the reduction in the MGIB Rollup Base for Covered Funds.

Net transfers from Excluded Funds to Covered Funds or Special Funds will result in a corresponding increase in the MGIB Rollup Base for Covered Funds or the MGIB Rollup Base for Special Funds, as applicable. Such increase will equal the lesser of the reduction in the MGIB Rollup Base for Excluded Funds and the net
Accumulation Value transferred.

Effect of Withdrawals on the Applicable MGIB Rollup Base
The applicable MGIB Rollup Base will be reduced by a pro-rata Withdrawal adjustment (including applicable
Surrender charges, Premium Credit recapture and Market Value Adjustments) each time a Withdrawal is made. The pro-rata Withdrawal adjustment is equal to (1) divided by (2), multiplied by (3), where:

(1)	Is the Accumulation Value withdrawn;

(2)	Is the Accumulation Value immediately prior to Withdrawal; and

(3)	Is the amount of the applicable MGIB Rollup Base immediately prior to the Withdrawal.

Separate adjustments will apply to Covered Funds, Special Funds and Excluded Funds.

MGIB Rollup Rate
The MGIB Rollup Rate is shown in the Rider Data Table. The MGIB Rollup Rate will be set to zero on the earlier of (1) and (2); where:

(1)	Is the Contract Anniversary on which the Owner’s Age equals the Maximum MGIB Rollup Age shown in the Rider Data Table; and

(2)	Is the date the sum of the MGIB Rollup Base for Covered Funds, the MGIB Rollup Base for Special Funds and the MGIB Rollup Base for Excluded Funds is equal to or would exceed the “Maximum MGIB Rollup Base” (as described above).

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Calculation of the MGIB Ratchet Bases
MGIB Ratchet Base for Covered Funds and Special Funds
If this Rider is effective as of the Contract Date, the MGIB Ratchet Base for Covered Funds and Special Funds
is the Initial Premium plus any Premium Credits, if applicable, allocated to Covered Funds and Special Funds.
If this Rider is added to a Contract after the Contract Date, the initial MGIB Ratchet Base for Covered Funds and Special Funds is equal to the Accumulation Value allocated to Covered Funds and Special Funds on the
Rider Effective Date. Thereafter, the MGIB Ratchet Base for Covered Funds and Special Funds is calculated as follows:

(1)	Start with the MGIB Ratchet Base for Covered Funds and Special Funds from the most recent prior Determination Date;

(2)	Add to (1) any additional Eligible Premiums and any Premium Credits, if applicable, allocated to Covered Funds and Special Funds since the most recent prior Determination Date;

(3)	Add to, or subtract from, (2) adjustments for transfers and any adjustments for Withdrawals from Covered Funds and Special Funds since the most recent prior Determination Date; and

(4)	On any Determination Date that occurs on or prior to the date on which the Owner’s Age equals the Maximum MGIB Ratchet Age shown in the Rider Data Table, we set the MGIB Ratchet Base for Covered Funds and Special Funds equal to the greater of (3) or the Accumulation Value in Covered Funds and Special Funds minus any fees and charges incurred as of such date. At any other time, the MGIB Ratchet Base for Covered Funds and Special Funds is equal to (3).

For purposes of this calculation on the first Determination Date, the Rider Effective Date is deemed to be the
“most recent prior Determination Date.”

MGIB Ratchet Base for Excluded Funds
If this Rider is effective as of the Contract Date, the MGIB Ratchet Base for Excluded Funds is the Initial
Premium plus any Premium Credits, if applicable, allocated to Excluded Funds. If this Rider is added to a
Contract after the Contract Date, the initial MGIB Ratchet Base for Excluded Funds is equal to the
Accumulation Value allocated to Excluded Funds on the Rider Effective Date. Thereafter, the MGIB Ratchet
Base for Excluded Funds is calculated as follows:

(1)	Start with the MGIB Ratchet Base for Excluded Funds from the most recent prior Determination Date;

(2)	Add to (1) any additional Eligible Premiums and any Premium Credits, if applicable, allocated to Excluded Funds since the most recent prior Determination Date;

(3)	Add to, or subtract from, (2) adjustments for transfers and any Withdrawals from Excluded Funds since the most recent prior Determination Date; and

(4)	On a Determination Date that occurs on or prior to the date on which the Owner’s Age equals the Maximum MGIB Ratchet Age shown in the Rider Data Table, we set the MGIB Ratchet Base for Excluded Funds equal to the greater of (3) or the Accumulation Value in Excluded Funds minus any fees and charges incurred as of such date. At any other time, the MGIB Ratchet Base for Excluded Funds is equal to (3).

For purposes of this calculation on the first Determination Date, the Rider Effective Date is deemed to be the
“most recent prior Determination Date.”

Effect of Transfers on the Applicable MGIB Ratchet Base
Net transfers from Special Funds and/or Covered Funds to Excluded Funds will reduce the MGIB Ratchet
Base for Covered Funds and Special Funds on a pro-rata basis. The resulting increase in the MGIB Ratchet
Base for Excluded Funds will equal the reduction in the MGIB Ratchet Base for Covered Funds and Special
Funds.

Net transfers from Excluded Funds to Covered Funds and/or Special Funds will reduce the MGIB Ratchet
Base for Excluded Funds on a pro-rata basis. The resulting increase in the MGIB Ratchet Base for Covered
Funds and Special Funds will equal the lesser of the reduction in the MGIB Ratchet Base for Excluded Funds and the net Accumulation Value transferred.

Effect of Withdrawals on the Applicable MGIB Ratchet Base
The applicable MGIB Ratchet Base will be reduced by a pro-rata Withdrawal adjustment each time a
Withdrawal is made. The pro-rata Withdrawal adjustment is equal to (1) divided by (2), multiplied by (3), where:
(1) Is the Accumulation Value withdrawn;

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(2)	Is the Accumulation Value immediately prior to Withdrawal; and

(3)	Is the amount of the applicable MGIB Ratchet Base immediately prior to the Withdrawal.

Separate adjustments will apply to Covered Funds, Special Funds and Excluded Funds.

4. MGIB REBALANCING

If, on any MGIB Rebalancing Date (as defined below) the Accumulation Value in Fixed Allocation Funds is less than the Minimum Fixed Allocation Fund Percentage of the total Accumulation Value in Non-Accepted Funds, as shown in the Rider Data Table, we will automatically rebalance the Accumulation Value allocated to Non-
Accepted Funds to restore the minimum requirement.

MGIB Rebalancing Dates are defined as the following:

(1)	Each Automatic MGIB Rebalancing Date as shown in the Rider Data Table;

(2)	The day any Additional Premiums are paid;

(3)	The day any transfer/reallocation among Fixed Allocation Funds or Other Funds occurs, whether automatic or specifically directed by you;

(4)	The day of any Withdrawal from Fixed Allocation Funds or Other Funds; and

(5)	The day you elect the “Partial Annuity Benefit Option” (as described below).

Such rebalancing will occur, pro-rata, among Non-Accepted Funds and will be the last transaction processed on that date. No MGIB Rebalancing will occur if you are entirely invested in Accepted Funds.

5. MGIB CHARGE

The charge for this Rider (the “MGIB Charge”) will be deducted on each quarterly Contract Anniversary, in arrears, from the Accumulation Value in the Variable Separate Account, in the same proportion that the
Accumulation Value in each Variable Sub-account bears to the total Accumulation Value in the Variable
Separate Account. If there is insufficient Accumulation Value in the Variable Sub-accounts, charges will be deducted from the Accumulation Value in the Market Value Adjustment Account, if any, starting with that portion of the Accumulation Value nearest the end of the applicable Guarantee Period until the charge has been paid. A Market Value Adjustment may be applied to charges deducted from any Market Value
Adjustment Account. The MGIB Charge is a percentage of the MGIB Charge Base (as defined below) on the date the MGIB Charge is deducted. This percentage, the “MGIB Charge Rate”, will not exceed the MGIB
Charge Rate in effect on the Rider Effective Date, but we may, at any time, charge less at our sole discretion.
The MGIB Charge Base is the greater of (1) and (2), where:

(1)	Is the lesser of the Maximum MGIB Rollup Base and the sum of (a), (b), and (c) where:

	(a)	Is the MGIB Rollup Base for Covered Funds;

	(b)	Is the MGIB Rollup Base for Special Funds;

	(c)	Is the MGIB Rollup Base for Excluded Funds; and

(2)	Is the sum of (a) and (b) where:

	(a)	Is the MGIB Ratchet Base for Covered Funds and Special Funds; and

	(b)	Is the MGIB Ratchet Base for Excluded Funds.

If the Contract to which this Rider is attached is terminated by Surrender, cancellation or application of the
Contract’s Accumulation Value to an Annuity Plan, the MGIB Charge for that portion of the current quarter completed will be deducted from the Contract’s Accumulation Value prior to termination of the Contract.
Charges will be calculated using the MGIB Charge Base immediately prior to termination.

6. MGIB ANNUITY PAYMENTS AND ANNUITY OPTIONS

Election of MGIB
The MGIB is a minimum periodic income. The MGIB will be paid monthly, unless you elect to receive it less frequently. You can elect to receive the MGIB on a monthly, quarterly, semi-annual, or annual basis. If you elect to receive the MGIB, you must provide Notice to Us at least 30 days prior to an Exercise Date. Your election will become effective as of the Exercise Date following receipt of your Notice to Us. On and after the
Exercise Date that you elect to begin receiving the MGIB:

(1)	No other benefits under the Contract are payable;

(2)	No Additional Premium may be paid under the Contract;

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(3)	No further MGIB Charges will be deducted; and

(4)	All charges under the Contract will cease.

Partial Annuity Benefit Option
On any Exercise Date before the MGIB has been exercised, you may elect to apply the Partial Annuity Benefit
Percentage, as shown in the Rider Data Table, to any one of the MGIB Annuity Plans available. The Partial
Annuity Benefit Percentage will then be used to determine the MGIB Annuity Payments. MGIB Annuity
Payments under this option will not be less than the Annuity Payments the Contract would otherwise provide using the same percentage of the Contract's Accumulation Value and the same Annuity Plan. The Contract's
Accumulation Value will be reduced on a pro-rata basis and the reduction will be treated as a Withdrawal under the Contract. Any subsequent exercise of the MGIB must be for 100% of the MGIB Base remaining under the Rider.

Premium Taxes
Any Premium Taxes paid by us relating to Premiums for the Contract will be deducted from the MGIB Base prior to determining the MGIB payable.

Notification
We will notify you of your options not less than 30 days prior to an Exercise Date.

MGIB Annuity Plans The following are the MGIB Annuity Plans available:

(1)	Payments for a Period Certain. MGIB Annuity Payments are paid in equal installments for a fixed number of years. The number of years cannot be less than 20 or more than 30;

(2)	Payments for a Period Certain and Life. MGIB Annuity Payments are paid in equal installments for a fixed number of years and as long thereafter as the Annuitant is living. The number of years cannot be less than 10 or more than 20;

(3)	Joint and Last Survivor Payments for a Period Certain and Life. MGIB Annuity Payments are paid in equal installments for a fixed number of years and as long thereafter as either of two Annuitants is living. The number of years cannot be less than 10 or more than 20; and

(4)	Any other MGIB Annuity Plan offered by us on the Exercise Date.

You may also elect to have MGIB Annuity Payments increased annually at 1%, 2% or 3% compounded annually. We will issue a separate written agreement putting each MGIB Annuity Plan into effect.

MGIB Annuity Plan Factors
MGIB Annuity Plan Factors are calculated using the Mortality Table and interest rate found in the Rider Data
Table. MGIB Annuity Plan Factors for other ages and/or payment frequencies are available upon request.
MGIB Annuity Plans for Life with Period Certain vary by sex and Age of the Annuitant on the Exercise Date that MGIB payments begin.

7. RIDER TERMINATION

This Rider will terminate immediately if any of the following events occur:

(1)	If the Contract terminates;

(2)	If you die, unless the Contract is continued on the life of your spouse as defined by federal law, pursuant to Code Section 72(s) and the terms of the Contract, in which case the Rider will continue with your surviving spouse as Owner;

(3)	If the Owner is not a natural person and the Annuitant dies; and

(4)	If ownership of this Contract changes and the new Owner is other than the spouse of the previous Owner.

This Rider has no Cash Surrender Value or other non-forfeiture benefits upon termination. This Rider may not be cancelled unless the Contract is terminated.

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